_________________________________________________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 17, 2004

               Saxon Asset Securities Company

(Exact Name of Registrant as Specified in its Charter)

Virginia	333-111832	52-1865887
State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4860 Cox Road Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (804) 967-7400

                                       No Change

(Former Name or Former Address, if Changed Since Last Report)

Item 5.  Other Events.1

Filed concurrently herewith under Form SE are certain materials (the “Computational  Materials”) furnished to the Registrant by Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Underwriter”) in respect of Saxon Asset Securities Trust 2004-1 Mortgage Loan Asset Backed Securities, Series 2004-1, Class A, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class B-1 and Class B-2 Notes (the “Notes”) and Class S Certificates (the “Certificates” and, together with the Notes, the “Securities”).  The Securities are being offered pursuant to a Prospectus Supplement, dated February 16, 2004, and the related Prospectus, dated January 22, 2004 (together, the “Prospectus”), which are being filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”).  The Securities have been registered pursuant to the Act under Registration Statements on Form S-3 (No. 333-111832) (the “Registration Statement”).  The Computational Materials are incorporated by reference in the Registration Statement.

The Computational Materials were prepared solely by the Underwriter, and the Registrant did not prepare or participate (other than providing the background information concerning each underlying pool of assets upon which the Computational Materials are based to the Underwriter) in the preparation of the Computational Materials.

Any statements or information contained in the Computational Materials shall be deemed to be modified or superseded for purposes of the Prospectus and the Registration Statement by statements or information contained in the Prospectus.

Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Prospectus.

Item 7.  Financial Statements; Pro Forma Financial Information and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Exhibits:

99.1

Computational Materials. (P)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAXON  ASSET SECURITIES COMPANY

By: /s/ Ernest G. Bretana

   Name:  Ernest G. Bretana
  Title:    Vice President

Dated:  February 17, 2004

EXHIBIT INDEX

Exhibit No.

Description

Page No.

99.1

Computational Materials

    P

Exhibit 99.1     Computational Materials (P)

[To be filed on Form SE pursuant to Rule 311(h)]